                                                                   EXHIBIT 10.1



                                    AGREEMENT

                                       for

                             RECOVERABLE GRANT AWARD

                                     between

                               STATE OF NEW JERSEY

                 NEW JERSEY COMMISSION ON SCIENCE AND TECHNOLOGY

                                       and

                              MILLENNIUM CELL, LLC

                           AWARD NUMBER 99-2042-010-07

TABLE OF CONTENTS

I.    AGREEMENT DATA SHEET ...............................................     1

II.   GENERAL TERMS AND CONDITIONS

      A.    Parties ......................................................     2

      B.    Eligibility ..................................................     2

      C.    Corporate Authority ..........................................     2

      D.    Entitlement To Funds .........................................     2

      E.    Payment Of Funds By Commission ...............................     2

      F.    Availability Of Funds ........................................     3

      G.    Intellectual Property ........................................     3

      H.    Publicity Policy .............................................     3

      I.    Compliance With Existing Laws ................................     3

      J.    Conflict Of Interest .........................................     3

      K.    Remedies .....................................................     4

      L.    Hearings, Appeals ............................................     5

      M.    Changes To Scope .............................................     5

      N.    Assignability ................................................     5

      0.    Indemnification ..............................................     5

      P.    Entire Agreement .............................................     6

      Q.    Jurisdiction And Choice Of Law ...............................     6

      R.    Construction .................................................     6

      S.    Notices ......................................................     6


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II.   POST AWARD REQUIREMENTS

      A.    Identification Of Key Personnel ..............................     7

      B.    Financial Management System ..................................     7

      C.    Use Of Funds .................................................     8

      D.    Matching And Cost Sharing ....................................     8

      E.    Budget Revisions And Modifications ...........................     8

      F.    Monitoring Of Program Performance ............................     9

      G.    Accounting Principles ........................................     9

      H.    Audit Requirements ...........................................     9

      I.    Access To Records ............................................    10

      J.    Insurance ....................................................    10

      K.    Taxes, Assessments and Governmental Charges ..................    10

      L.    Year 2000 Compliance .........................................    10


III.  AWARD CLOSEOUT

      A.    Procedures ...................................................    11

      B.    Financial And Performance Reporting ..........................    11

      C.    Record Retention .............................................    12

IV.   REPAYMENT ..........................................................    13

ATTACHMENTS

Program Specifications ...................................................     A

Award Budget .............................................................     B

Comparison Of Actual To Budget Expenditures ..............................     C

Final Report Guidelines ..................................................     D


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1. Agreement Data Sheet

---------------------           STATE OF NEW JERSEY            -----------------
   1. Date Issued:                                             3. Award No.:
                        COMMISSION ON SCIENCE AND TECHNOLOGY
   2. Supersedes Award                                            99-2042-010-07
      Notice Dated:          RECOVERABLE GRANT AGREEMENT
          N/A
---------------------                                          -----------------
--------------------------------------------------------------------------------
   4.  Title of Award: A New High-Energy Borohydride-Air Cell
--------------------------------------------------------------------------------

   5a. State Issuing Agency: New Jersey Commission on Science and Technology,
       P0 Box 832, Trenton, NJ 08625-0832
--------------------------------------------------------------------------------

   5b. Award Recipient                         6. Award Period (Mo./Day/Yr.)

       Name:           Millennium Cell, LLC       From:         Through:
                                                        4/1/99           3/31/00
       Street:         8 Cedar Brook Drive     ---------------------------------

       City/State/Zip: Cranbury, NJ 08512      7. Vendor ID No: 13-401-7952

   8.  Source of Funds:

       -----------------------------------------------------------------
         FISCAL           ACCOUNT              CFDA
          YEAR           NUMBER(S)            NUMBER          AMOUNT
       -----------------------------------------------------------------
          1999      100-082-2042-010-6130                   $226,000.00



       -----------------------------------------------------------------

   9.  Award Computation:

       a. Amount of Financial
           Assistance                        $226,000.00
                                             -----------
       b. Less Unobligated Balance,
           Prior Budget Periods              $      0.00
                                             -----------

       c. Less Cum. Prior Award(s),.
           this Budget Period                $      0.00
                                             -----------

       d. AMOUNT of this ACTION              $226,000.00
                                             -----------

--------------------------------------------------------------------------------

   10a. Nature or purpose of program to be funded: Technology Transfer Program Award
--------------------------------------------------------------------------------

   10b. This Award is subject to the terms and conditions incorporated either directly or by reference to the following:

          Attachment A -- Program Specifications
          Attachment B -- Approved Budget
          Attachment C -- Comparison of Actual to Budget Expenditures Attachment D -- Final Performance Report Guidelines

       Acceptance of the award terms and conditions is acknowledged by the Award Recipient by returning a copy of this Award Agreement with section I(12) properly completed.

--------------------------------------------------------------------------------
   11. Remarks (Other Terms and Conditions attached): Yes |X|  No |_|
--------------------------------------------------------------------------------
   12. Commission and Award Recipient Agreement Signatures

       If this Agreement, including all attachments annexed hereto, correctly sets forth your understanding of the terms of the agreement, please indicate your organizations concurrence with such terms by having the enclosed copy of this Agreement signed by an appropriate officer of your organization and returned to the Commission on Science and Technology.

   ACCEPTED AND AGREED:                COUNTERSIGNED:


                                       New Jersey Commission on Science and
   Millennium Cell, LLC                  Technology
   ------------------------------      -----------------------------------------
       (Award Recipient)


   By____________________________      By_______________________________________

   Title  President                    Title  Executive Director


   I attest that sufficient funds      APPROVED FOR FORM:
   have been appropriated by the
   State Legislature to cover the
   current state fiscal year portion
   of this grant.


   /S/ [ILLEGIBLE]                     (S) Peter Verniero, Attorney General
   ---------------------------------   -----------------------------------------
   COMMISSION AWARD APPROVAL OFFICER       OFFICE OF THE ATTORNEY GENERAL

II.   GENERAL TERMS AND CONDITIONS

      A.    PARTIES

      Whereas, Millennium Cell, LLC (hereinafter "award recipient"), with principal place of business located at Cranbury, New Jersey, has been selected by the New Jersey Commission on Science and Technology (hereinafter "Commission") to receive a recoverable grant award under the Technology Transfer Program, for a project entitled "A New High-Energy Borohydride-Air Cell";

      Award recipient and the Commission, intending to be legally bound hereto, accept and agree to abide by the following terms and conditions set forth in this Agreement.

      B.    ELIGIBILITY

      Award recipient represents and warrants that it is a for-profit technology company, with 500 or fewer employees, with its principal place of business located and registered to do business in the State of New Jersey on the date of execution of this Agreement. Award recipient represents and warrants that it is duly organized, validly existing, and in good standing under the laws of the State of New Jersey as of the time of execution of this Agreement. Award recipient agrees that any product development or process improvement activities that result from this funding, will occur in New Jersey. Award recipient agrees that it will maintain its primary place of business and principal operations in New Jersey, during the funding period and until all obligations under this agreement have been satisfied, unless otherwise agreed by the Commission. Violation of this provision without express written approval of the Commission constitutes default under this Agreement and may result in penalties pursuant to section I.K. herein.

      C.    CORPORATE AUTHORITY

      Award recipient represents and warrants that it has the corporate power and authority and legal right to execute and perform its obligations under this Agreement and that it has taken all necessary corporate action to authorize its execution and performance of obligations under this Agreement.

      D.    ENTITLEMENT TO FUNDS

      Upon execution of this Agreement, award recipient shall be entitled to receive a total of $226,000 in funding (hereinafter "award") from the Commission, subject to the terms and conditions stated herein, for the purposes set forth in the Program Specifications, Attachment "A" hereto, (hereinafter "award supported activities").

      E.    PAYMENT OF FUNDS BY COMMISSION

      Payment of funds for this award shall be made to award recipient upon receipt by the Commission of a properly executed copy of this Agreement, signed by an authorized officer of the award recipient, together with a properly executed stare payment voucher. The Commission will advance funds to the award recipient in an amount equal to eighty five percent (85%) of this award, within thirty (30) days of receipt of a properly executed Agreement and payment voucher. The remaining fifteen percent (15%) of the award to be provided will be retained by the Commission until all final fiscal and performance reports required under Section III.B.(1) of this Agreement have been received and accepted by the Commission.


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      The period of funding shall be from the start date of the award supported activities, or the initial payment of funds to award recipient, whichever shall occur earlier, to the projected date of conclusion of the award supported activities (the "ending date"), as set forth in the Agreement Data Sheet.

      F.    AVAILABILITY OF FUNDS

      The parties recognize and agree that initial and continued funding for this award is expressly dependent upon the availability to the Commission of funds appropriated by the state legislature from state or federal revenue or other such funding sources as may be applicable for the Technology Transfer Program. The Commission shall not be held liable for any breach of this Agreement because of the absence of available funding appropriations.

      G.    INTELLECTUAL PROPERTY

      Award recipient warrants and represents that it owns or holds licenses for the use of all patents, trademarks, trade names, service marks, copyrights, and franchise and marketing rights or rights in any of the foregoing, as is necessary to engage in the award related activities.

      H.    PUBLICITY POLICY

      All publications resulting from publicity releases concerning award related activities shall acknowledge the support of the Commission and shall refer to the Commission explicitly as the "New Jersey Commission on Science and Technology."

      I.    COMPLIANCE WITH EXISTING LAWS

      Award recipient agrees to comply with and require all contractors and consultants used by it in relation to the award supported activities to comply with all federal, state and municipal laws, rules and regulations applicable to all activities performed by award recipient in pursuit of and in relation to award supported activities. The award recipient agrees to comply with and require all contractors and consultants used by it in pursuit of and in relation to the award supported activities to comply with the requirements of N.J.A.C. 17:27 et. seq. (Affirmative Action Rules), where applicable, P.L. 1975, c.127 (N.J.S.A 10:5-31 et. seq. (Equal Opportunity in Public Works Contracts), where applicable, and all implementing regulations, and the Americans With Disabilities Act and implementing regulations and guidelines, where applicable. Failure to comply with such laws, rules or regulations shall be grounds for termination of this Agreement.

      J.    CONFLICT OF INTEREST

      Award recipient agrees to abide by the provisions of N.J.S.A 52:13D et seq. (the New Jersey State Employees Conflict of Interest Law) governing activities between award recipient and state officials, employees, special state officers and members of the Legislature. The provisions of N.J.S.A 52:13D et seq. are incorporated herein in their entirety, by reference thereto. Award recipient represents and warrants that it has not and will not at any time in the future act in violation of said statutory provisions. Any violation of said prohibitions shall render award recipient liable to debarment in the public interest.


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      K.    REMEDIES

      The following definitions shall apply for the purposes of this section:

            Termination -- the termination of an award means the cancellation of an award, in whole or in part, at any time prior to the date of completion.

            Suspension -- the suspension of an award is an action by the Commission which temporarily suspends funding under the award, pending corrective action by the award recipient or pending a decision to terminate the award by the Commission.

            Disallowed costs -- disallowed costs are those charges to the program which the Commission or its representatives determine to be beyond the scope of the purpose of the award supported activities or are excessive or incurred during a period of suspension or after termination or are otherwise unallowable.

      Award recipient warrants and represents that all statements, representations and warranties made by award recipient in its application and proposal package to the Commission, and any other materials furnished in support of the request for funding are true. It is specifically understood by award recipient that all such statements, representations and warranties shall be deemed to have been relied upon by the Commission in its decision to make the award, and that if any such statements, representations or warranties were materially false at the time they were made or are breached during the term hereof, the Commission may, in its sole discretion, consider any such misrepresentation or breach an event of default and the Commission may take one or more of the following actions, as appropriate in the circumstances.

      If the award recipient materially fails to comply with any term of this Agreement or a state or federal statute or regulation, the Commission may, in its sole discretion, consider any such misrepresentation or breach an event of default and the Commission may take one or more of the following actions, as appropriate in the circumstances:

      (1) The Commission may suspend the award, withhold further funding and prohibit the award recipient from incurring additional obligations pending corrective action by the award recipient and disallow costs incurred during suspension.

      (2) The Commission may terminate the award in whole or in part. The Commission shall promptly notify the award recipient, in writing, of the termination and the reasons for the termination, together with the effective date and, in case of partial termination, the portion to be terminated and the recoverable portion, if any. When an award is terminated pursuant to this paragraph, payments made to the award recipient shall be terminated and any funds already distributed that are determined by the Commission to be recoverable shall be returned within thirty (30) days of demand thereof by the Commission. Costs incurred after termination shall be disallowed.

      (3)   The Commission may disallow any costs.

      (4) The Commission may demand immediate return of some or all of funds already disbursed.

      (5) The Commission may pursue other remedies at law or in equity as may be within legal right.


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      The Commission may also terminate the award at any time, in whole or in part, when the Commission determines that the continuation of the project would not produce beneficial results commensurate with the further expenditure of funds. The Commission shall promptly notify the award recipient in writing, of the determination to terminate the award, together with the effective date and, in case of partial termination, the portion to be terminated. The award recipient shall cancel as many outstanding obligations as possible. Costs incurred after termination pursuant to this paragraph shall be disallowed.

      The costs of the award recipient resulting from obligations incurred by it during a suspension, or after termination of an award, are not allowable unless the Commission expressly authorizes them in the notice of suspension or termination or subsequently. Such costs may be allowed if they are: (1) necessary and (2) not reasonably avoidable and (3) were properly incurred by the award recipient before the effective date of suspension or termination and (4) are not in anticipation of it and (5) in the case of a termination are noncancelable and (6) the costs would be allowable if the award were not suspended or expired normally at the end of the funding period.

      No remedy herein conferred or reserved to the Commission is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement or now or hereafter existing at law or in equity or by statute. No delay or omission to exercise any right or power accruing upon any default shall impair any such right or power or shall be construed to be a waiver thereof.

      Section III of this Agreement, Award Closeout Procedures, shall apply in all cases of termination.

      L.    HEARINGS, APPEALS

      Upon taking an enforcement action pursuant to section I.K. above, the Commission will provide the award recipient an opportunity for such hearing, appeal, or other administrative proceeding to which the award recipient is entitled under any stature or regulation applicable to the action involved.

      M.    CHANGES TO SCOPE

      The Commission may request changes in the scope of the services to be performed hereunder. Such changes, including any increase or decrease in the amount of the funds provided herein, shall be mutually agreed upon by and between the Commission and the award recipient, and must be incorporated in written amendments to this Agreement.

      N.    ASSIGNABILITY

      The award recipient shall not subcontract or assign any of the work or services to be performed by it in relation to award supported activities except as already stated in Attachment "A," without the express written approval of the Commission. All terms and provisions herein shall apply to all subcontractors or assignees.

      O.    INDEMNIFICATION

      The award recipient shall be solely responsible for and shall keep, save, hold harmless and indemnify the Commission and the State of New Jersey from and against any and all actions, costs, damages, disbursements, expenses including attorney's fees, judgments, liabilities, losses, obligations, penalties, suits, proceedings, claims and matters of any kind whatsoever


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

      which may at any time be imposed on, incurred by, agreed to or asserted against the Commission and the State of New Jersey, arising out of any and all activities, acts, omissions, services performed and products provided by award recipients, including the award supported activities. The Commission and the State of New Jersey shall bear no liability in any form to any third party for any acts or omissions on the part of the award recipient. The award recipient's liability under this paragraph shall continue after the closeout or termination of this Agreement.

      P.    ENTIRE AGREEMENT

      This Agreement and the attachments hereto embody the entire Agreement and understanding between the award recipient and the Commission, representing the State of New Jersey and supersede all prior agreements and understandings, both written and oral, between the parties relating to the subject matter herein. All modifications, waivers, and amendments hereto must be made in writing by mutual agreement of the parties, except as otherwise stated herein.

      Q.    JURISDICTION AND CHOICE OF LAW

      Jurisdiction of any action hereunder shall lie in a court of competent jurisdiction in the State of New Jersey and shall be construed in accordance with the laws of the State of New Jersey applicable to contracts made and performed in the State of New Jersey.

      R.    CONSTRUCTION

      Whenever possible, each provision of the Agreement shall be interpreted in such a manner as to be effective and valid under the applicable law, but, if any provision of this Agreement shall be held to be prohibited or invalid under such applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of the Agreement.

      S.    NOTICES

      Upon request by the Commission, any notices, demands, and communications hereunder shall be given by certified or overnight mail and shall be addressed to:

            For Award Recipient:

                  Millennium Cell, LLC
                  8 Cedar Brook Drive
                  Cranbury, NJ 08512

            For The State:

                  New Jersey Commission on Science & Technology
                  Technology Transfer Program
                  28 West State Street, P.O. Box 832
                  Trenton, NJ 08625-0832

      Any changes or additions to the notice provisions above shall be made in writing provided as stated above.


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

II.   POST AWARD REQUIREMENTS

      A.    IDENTIFICATION OF KEY PERSONNEL

      Award recipient shall identify and maintain an individual with the principal responsibility for the management of all award related activities. This individual, designated the Project Manager, shall be Steven Amendola, Vice President, R&D.

      Award recipient shall identify and maintain an individual with the principal responsibility for maintaining an adequate financial management system as described below. This individual, designated the Financial Manager, shall be Scott Greenberg, Executive Vice President & CEO.

      B.    FINANCIAL MANAGEMENT SYSTEM

      The Financial Manager shall be responsible for maintaining a financial management system in compliance with this Agreement. The Financial Manager shall notify the Commission immediately if the award recipient cannot comply with the requirements established herein.

      The financial management system shall provide for

      (1) accurate, current and complete records of the financial results of this program, in conformity with generally accepted principles of accounting, capable of being reported in a format in accordance with the financial reporting requirements as described herein; and

      (2) records that adequately identify the source and application of funds for Commission supported activities, containing information pertaining to awards and authorizations, obligations, unobligated balances, assets, liabilities, outlays or expenditures, and income, and be maintained in conformity with generally accepted principles of accounting; and

      (3) effective internal and accounting controls over all funds, property, and other assets; and

      (4) comparison of actual expenditures or outlays with budgeted amounts for the award, which shall be related to performance or productivity data; and

      (5) procedures for determining reasonableness, allowableness, and allocability of costs, consistent with the provisions of federal and state requirements; and

      (6)   source documentation.

      The Commission may review the adequacy of the award recipient's financial management system as part of a pre-award review, or at any time during the period of the award. If the Commission determines that the award recipient's system does not meet the standards described in this section, additional information may be required by the Commission upon written notice to the award recipient. This information shall be provided to the Commission until such time as the Commission determines that the system meets with Commission approval, If award recipient fails to provide such information to the satisfaction of the Commission, or if the Commission determines that the award recipient has consistently failed to maintain the proper financial management system, the Commission may take action pursuant to section I.K, herein.


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

      C.    USE OF FUNDS

      The funds provided herein may be used only for allowable costs. Award funds may be used for salaries, supplies, travel, purchase of services, equipment, and other direct project expenses. Funds may only be used for costs that are directly applicable to the project, not for overhead costs to the company.

      Award recipient may charge to the award only the costs resulting from obligations incurred during the funding period, unless carryover of unobligated balances is permitted, in which case the carryover balances may be charged for costs resulting from obligations of the subsequent program period.

      The award recipient must liquidate all obligations incurred under this award not later than ninety (90) days after the end of the funding period, unless specific authority to extend this deadline is granted, in writing, by the Commission.

      D.    MATCHING AND COST SHARING

      Award recipient shall be required to account for, to the satisfaction of the Commission, the matching and cost-sharing requirements as stated herein. The Commission requires that any funds it commits to support award related activities shall be matched in at least a 1:1 ratio with non-state support. Non-state support may include cash and/or in kind support. In kind support includes the salary costs of the research team, use of company equipment, materials, and other resources devoted to the project by the company, its consultants, subcontractors, vendors, or other participating partners. Cash support includes third party equity investments or loans, funding from federal grants, foundations, and universities, cash commitments from distributors to support marketing, sales promotion, and/or customer service, investments by company principals, payments to outside vendors, consultants, or contractors for work performed related to the project. The matching support may include contributions by the sponsoring company for the expenses of the project, and contributions by individuals and/or organizations collaborating with the company. To qualify as cost sharing, all support must be available for expenditure during the funding period.

      E.    BUDGET REVISIONS AND MODIFICATIONS

      The "award budget" as used in this section means the agreed financial plan approved by the Commission that will be utilized to implement award-related activities. The award budget is appended as Attachment "B" hereto. Line item variances in the award budget, in amounts up to twenty five thousand dollars ($25,000) or ten percent (10%) of the total amount of the award, whichever is less, do not require the prior approval of the Commission but may be initiated by award recipient and reported in the final financial report. In the event that the final financial report indicates line item variances in excess of this amount (either under or over expenditure), the Commission may require that the amount of the variance over twenty five thousand dollars ($25,000) or ten percent (l0%) of the total award be refunded to the State of New Jersey.

      All other budget revisions and modifications to the award budget in amounts in excess of twenty five thousand dollars or ten percent (10%) of the total amount of the award, must be approved in advance, in writing, by the Commission. Before any obligation is incurred which would result in any line item variance in excess of the variances permitted above, the award recipient must obtain an award budget amendment, in writing, from the Commission. Requests for amendments of the award budget must include an interim comparison of budget to actual expenditures to date, in the form of Attachment "C", hereto, a proposed amended budget, in substantially the same form and level of detail as the award budget, and an explanation for the requested amendment.


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

      The award recipient must also obtain prior written approval when a revision or modification will be necessary for any of the following reasons:

      (1) changes in the scope, objective, or timing of the project or program;

      (2) the need for additional funding, or to extend the period of availability of funds;

      (3) the award recipient plans to transfer funds that would cause a state appropriation, or part thereof to be used for purposes other than those originally indicated.

      If the award recipient is making program expenditures or providing grant services at a rate which, in the judgment of the Commission, will result in substantial failure to expend the award amount or provide services, the Commission shall so notify the award recipient. If, within fifteen (15) days of such notice, the award recipient is unable to develop, to the satisfaction of the Commission, a plan to rectify its low level of program expenditures or services, the Commission may, upon a thirty (30) day notice, reduce the award amount so that the revised award amount fairly projects program expenditures over the award period. This reduction shall take into account the award recipient's fixed costs and shall establish the committed level of activity for each program element of activity at the reduced amount.

      F.    MONITORING OF PROGRAM PERFORMANCE

      The award recipient shall continually monitor the performance of award supported activities to assure that time schedules are being met, projected work units by time periods are being accomplished, and other performance goals are being achieved, as applicable, and as defined by the Program Specifications, Attachment "A" hereto.

      The award recipient shall inform the Commission of the following types of conditions which affect program objectives and performance as soon as they become known:

      (1) problems, delays or adverse conditions which will materially impair the ability to attain program objectives, prevent the meeting of time schedules and goals, or preclude the attainment of project work units by established time periods, accompanied by a statement of the action taken, or contemplated, and any Commission assistance needed to resolve the situation; and

      (2) favorable developments or events which enable meeting time schedules and goals sooner than anticipated or at less cost, or producing more beneficial results than originally planned.

      The Commission may at its discretion make site visits to review program accomplishments and management control systems and to provide technical assistance as the Commission determines may be required.

      G.    ACCOUNTING PRINCIPLES

      Compliance with any provision of this Agreement relating to financial or accounting computation or reporting shall be determined in accordance with generally accepted principles of accounting.


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

      H.    AUDIT REQUIREMENTS

      The award recipient must obtain an annual audit for each fiscal year in which the award recipient expends state-provided funds, in accordance with the New Jersey Department of Treasury Circular Letter 98-07, "Single Audit Policy For Recipients Of Federal Grants, State Grant And State Aid Payments," and with the Federal Single Audit Act of 1984, as amended.

      All audits will be conducted on an organization wide basis and on the award recipient's fiscal year, which ends on December 31. Any changes in fiscal year must be reported immediately to the Commission.

      The award recipient shall provide to the Commission in a timely fashion copies of all required single audit reports, including the auditor's comments on the award recipient's compliance with the material terms and conditions of this Agreement and applicable laws and regulations. In the event of audit findings requiring corrective action by the award recipient, the award recipient shall provide to the Commission copies of all documentation of appropriate corrective actions taken. Such documentation shall be provided within one month of the issuance of the audit report.

      I.    ACCESS TO RECORDS

      The award recipient agrees to make available to the Commission, and any state or federal agency whose funds are expended in the course of this program, or any of their duly authorized representatives, pertinent accounting records, books, documents, electronic files, and other items as may be necessary to monitor and audit operations and finances. All visitations, inspections and audits, including visits and requests for documentation in discharge of the Commission's responsibilities, shall as a general rule provide for prior notice when reasonable and practical to do so. However, the Commission retains the right to make unannounced visitations, inspections, and audits as deemed necessary. The Commission reserves the right to have access to all work papers produced in connection with audits made by the award recipient or by independent certified public accountants, registered municipal accountants, or licensed public accountants hired by the award recipient to perform such audits.

      J.    INSURANCE

      Award recipient agrees to carry general liability insurance and other such insurance against loss, damage and liability as is customary within its industry, to be held with insurance companies licensed to do business in New Jersey.

      K.    TAXES, ASSESSMENTS AND GOVERNMENTAL CHARGES

      Award recipient warrants and represents that all tax returns and reports of award recipient required by law to be filed have been duly filed and all taxes, assessments, fees and other governmental charges upon the award recipient or upon any of its respective properties, assets, income or franchises which are due and payable pursuant to such returns and reports, or pursuant to any assessment received by the award recipient have been paid other than those which may be presently payable without penalty or interest.

      Award recipient agrees to pay as they become due, all taxes, assessments and governmental charges which may be required by law or contract to be paid by the award recipient. Award recipient may in good faith contest such taxes and governmental charges and such taxes and charges may remain unpaid during the period of such contest.


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

      L.    YEAR 2000 COMPLIANCE.

      Award recipient warrants and represents that it has taken all steps necessary to reasonably assure, or will use reasonable and necessary efforts to assure, that all software or computer programs used by it, which are material to the operation of its business, are designed to be used prior to, during and after the calendar year 2000 A.D. and such software or computer programs will operate during each time period without error regarding date data, specifically including any error relating to, or the product of, date data which represents or references different centuries or more than one century.

III.  AWARD CLOSEOUT

      A.    PROCEDURES

      The Commission shall close out the award provided herein when it determines that all applicable administrative action and all required work pertaining to the award have been completed by the award recipient.

      The date of completion of this program shall be when all activities related to the award are completed, the funding period has expired, or the Commission terminates the award, whichever occurs earliest.

      The award recipient shall submit a final report pursuant to section II.B. below upon the date of completion or termination of the award. The Commission may permit extensions when requested in advance, in writing, by the award recipient.

      Upon the date of completion, or termination of the award by the Commission, the award recipient will, together with the submission of the final report, refund to the Commission any unexpended funds or unobligated (unencumbered) cash advanced, except such sums that have been otherwise authorized in writing by the Commission to be retained.

      Award recipient must liquidate all obligations incurred under this award not later than ninety (90) days after date of completion or termination of the award, unless specific authority to extend this deadline is granted, in writing, by the Commission.

      Within the limits of the award amount, the Commission may make a settlement for any upward or downward adjustment of costs after these reports are received.

      In the event a final audit has not been performed prior to the closeout of the award, the Commission retains the right to recover any appropriate amount after fully considering the recommendations on disallowed costs resulting from the final audit.

      The award recipient shall account for any property acquired with award funds or received from the Commission.

      B.    FINANCIAL AND PERFORMANCE REPORTING

      (1) Final reports shall be submitted to the Commission by the award recipient no later than ninety days after date of completion of the award related activities, or termination of the award by the Commission. At a minimum, these final reports shall include:

            (a) a final performance report, in a format which conforms to the Final Report Guidelines, Attachment "D" hereto. The accuracy of this performance report shall be certified, in writing, by the Project Manager;

            (b) a final comparison of actual to budget expenditures in the format provided in Attachment "C" hereto. The accuracy of this financial report shall be certified, in writing, by the Financial Manager. This comparison of actual to budget expenditures shall be presented in the same organization and level of detail as that of the original award budget (Attachment "B"). If any comparison of actual to budget expenditures is submitted to the Commission prior to liquidation of all outstanding obligations, then this comparison of actual to budget expenditures shall separately present actual expenses and outstanding obligations, and shall indicate the effective date of a comparison of actual with budget expenditures. A final comparison of actual to budget expenditures must be submitted to the Commission upon liquidation of all obligations under this award; and

            (c) a summary report of all non-Commission resources expended by the award recipient in support of the project or program supported by the Commission's investment. This report should include any support which is claimed as formal matching to the Commission's award, pursuant to section II.E. of this Agreement. Upon acceptance of the terms of this Agreement, the award recipient shall commit itself to the appropriate match or contribution to the awarded amount. The award recipient shall identify and enumerate in writing all the components of the match or contribution. In addition, this report should summarize any other resources utilized by the program, which are not eligible for consideration as matching, whether any form of equipment, grants and discounts, in kind donations, etc. from all sources of support. The accuracy of this matching report shall be certified, in writing, by the Financial Manager.

            If reports are not submitted as required, the Commission may take action pursuant to section I.K. herein.

      (2) As soon as possible and in any event within ninety (90) days after the close of each fiscal year subsequent to the ending date of activity supported under this award, the award recipient shall submit to the Commission an unqualified audit report, certified by an independent certified public accountant or licensed public accountant, using generally accepted accounting principles, on a consolidated and consolidating basis (consolidating statements need not be certified by such accountants), for the immediately preceding fiscal year, including balance sheets as of the end of such fiscal year, related profit and loss and reconciliation of surplus statements and a statement of changes in financial position, accompanied by certificate of said accountants that in the course of their examination necessary for their certification of the foregoing, they have obtained no knowledge of any default or potential default, or if, in the opinion of such accountant, any default or potential default shall exist, said certificate shall state the nature and status thereof.

      (3) As soon as possible after the close of each fiscal year subsequent to the ending date of activity supported under this award, the award recipient shall submit to the Commission a copy of the award recipient's federal income tax return for the immediately preceding fiscal year.

      (4) If applicable, the award recipient shall provide to the Commission, concurrently with the furnishings thereof, copies of all reports sent to award recipient's shareholders, the Securities and Exchange Commission, or any securities exchange.

      C.    RECORD RETENTION

      Except as otherwise noted below, financial and program records, supporting documents, statistical records, and all other records pertinent to this award shall be retained for a period of three years, starting from the date of submission of the final expenditure report, unless federal or state funding statutes require a longer period.

      If any litigation, claim, negotiation, action or audit involving the records is started before the expiration of the three year period, the records must be retained until completion of the action and resolution of all issues which arise from it, or until the end of the regular three year period, whichever is later.

      Records for nonexpendable property acquired with Commission funds shall be retained for three years after final disposition of the property.

      The retention period for real property and equipment records starts from the date of the disposition, replacement or transfer of the real property or equipment.

      The Commission may request transfer of certain records to its custody from the award recipient when it determines that the records possess long-term retention value and will make arrangements with the award recipient to retain any records that are continuously needed for joint use.

IV.   REPAYMENT

      All terms and conditions of this Agreement shall remain in full force and effect until the award has been repaid in full pursuant to this section, or the Commission otherwise releases award recipient, in writing, from some or all obligations contained herein.

      A percentage of the annual net income received by the award recipient, as specified in subsection B. of this section, shall be remitted to the Commission by the award recipient.

      A.    DEFINITIONS

      For the purposes of this section, "net income" shall be defined as the award recipient's billings for products or services, less the sum of the following:

      (1) discounts allowed in amounts customary in the trade for quantity purchases, cash payments, prompt payments, wholesalers and distributors;

      (2) sales taxes, tariff duties, and/or use taxes directly imposed and with reference to particular sales;

      (3)   outbound transportation prepaid or allowed; and

      (4)   amounts allowed or credited on returns.

      No deductions shall be made for commissions paid to individuals whether they be with independent sales agencies or regularly employed by the award recipient and on its payroll, or for cost of collections. Net revenue shall occur when a product or service is invoiced. If a product or service is distributed or invoiced for a discounted price substantially lower than customary in the trade, or distributed at no cost to affiliates or otherwise, net revenue shall be based on the customary amount billed for such products or services.

      B.    ANNUAL PAYMENTS

      The award recipient shall make payments in the required amounts annually to the Commission, for a period often years, up to a maximum cumulative repayment to the Commission of the amount of this Technology Transfer Program award. Annual payments, as specified below, shall be due to the Commission not later than ninety (90) days after the first through tenth anniversary dates of the ending date of the funded activity, as specified on the award data sheet. These required payments shall be submitted together with the unqualified audit reports required under Section III.B.(2) of this agreement.

      The amount to be remitted shall be determined as follows: in the first year following the ending date of activity supported under this award, the award recipient shall remit 1% (one percent) of net income; in the second year, the award recipient shall remit 2% (two percent) of net income; in the third year, the award recipient shall remit 3% (three percent) of net income; in the fourth year, the award recipient shall remit 4% (four percent) of net income; in the fifth year through the ninth year, the award recipient shall remit 5% (five percent) of net income; in the tenth year, the award recipient shall remit the difference between the amount of the Commission's original award and the cumulative repayments through the ninth year, if any.

      The award recipient may, in its sole discretion, choose to make full or partial repayment of the amount of this Technology Transfer Program award at any time in advance of the schedule established in this section.

            IN WITNESS WHEREOF, the parties, duly authorized and intending to be legally bound hereto, execute this Agreement, as of the date last written below.


                                       (AWARD RECIPIENT)


_____________________________          _________________________________________
Witness                                (Name)
                                       (Title)


                                       ______________________
                                       Date


                  ===========================================


                                       New Jersey Commission On
                                       Science and Technology


_____________________________          _________________________________________
Witness                                John V. Tesoriero, Ph.D.
                                       Executive Director


                                       ______________________
                                       Date


                  ===========================================


                                       APPROVED AS TO FORM:
                                       PETER VERNIERO
                                       ATTORNEY GENERAL OF
                                       NEW JERSEY


_____________________________          By: _____________________________________
Date                                       Deputy Attorney General

      If award recipient is a corporation, the following certificate shall be executed by the secretary or assistant secretary.

      I, ______________________________, certify that I am the secretary of the corporation named as award recipient in the attached Agreement; that ___________________________, who signed said agreement on behalf of the award recipient, was then __________________________ of said corporation, that said Agreement duly signed for and in behalf of said corporation by authority of its governing body, and is within the scope of its corporate powers.


                                       _________________________________________
                                                  (Corporate Seal)